UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2010

SEARS HOLDINGS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-51217	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois	60179
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (847) 286-2500

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 –	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 27, 2010, the Compensation Committee of the Board of Directors of Sears Holdings Corporation (the “Company”) approved the Sears Holdings Corporation Annual Incentive Plan (the “AIP”), 2010 performance goals and measures under the AIP and the Sears Holdings Corporation 2010 Long-Term Incentive Program (LTIP) (“2010 LTIP”).

The following are brief descriptions of the material terms and conditions of the AIP, fiscal 2010 performance measures established under the AIP and 2010 LTIP. The descriptions of the AIP and 2010 LTIP are qualified in their entirety by reference to the complete texts of the AIP and 2010 LTIP, which the Company intends to file as exhibits to its Quarterly Report on Form 10-Q for its fiscal quarter ending May 1, 2010.

AIP and 2010 Financial Performance Goals, Measures and Assignments

The AIP provides the opportunity for salaried and certain corporate hourly employees of the Company, including its executive officers, to receive an incentive award equal to percentage of his or her base salary or a dollar amount subject to the attainment of performance goals during a fiscal year

Awards under the AIP represent the right to receive cash or, at the discretion of the Compensation Committee, shares of the Company’s common stock in lieu of cash or a combination of cash and shares. The issuance of common stock under the AIP is contingent on the availability of shares of stock under a shareholder approved plan of the Company providing for the issuance of shares in satisfaction of AIP awards.

In fiscal 2010 the Compensation Committee adopted a new format for documenting the annual incentive program for each performance period. A core annual incentive plan document was approved and adopted (i.e., the AIP). The particulars of an annual incentive program for a given performance period (i.e., the Company’s fiscal year) starting with the 2010 performance period will be constituted by the AIP and the 2010 financial performance goals, measures and particulars as approved and adopted by the Compensation Committee for a given performance period.

The AIP provides that, for each performance period, the Compensation Committee will establish in writing the financial performance goals and any particulars or components applicable to each business and the annual incentive opportunity and assignment with respect to each participant. The primary financial performance goals under the AIP for the executive officers are based on SHC EBITDA (earnings before interest, taxes, depreciation and amortization) and/or a business unit’s business operating profit (“BOP”). SHC EBITDA is defined as earnings of the Company and its subsidiaries (other than Sears Canada) before interest, taxes, depreciation and amortization for the performance period computed as operating income for the applicable reporting period, less depreciation and amortization and gains/(losses) on sales of assets. In addition, SHC EBITDA is adjusted to exclude significant litigation or claim judgments or settlements (defined as matters which are $1 million or more) including the costs related thereto; the effect of purchase accounting and changes in accounting methods; gains, losses and costs associated with acquisitions, divestitures and store closures; integration costs that are disclosed as merger related; and restructuring activities. BOP is defined under the AIP as earnings before interest, taxes, and depreciation for each business unit as reported on the Company’s domestic internal operating statements, and generally consists of merchandise gross profit, vendor allowances/subsidy included in margin, return-to-vendor mark-outs, allocated zero percent (0%) finance promotion costs, product quality costs, inventory shrink, margin on service revenue, and business-specific expenses such as marketing, rent, logistics, information technology projects, store and payroll and other intra-company expenses.

The AIP also provides that the Company will seek reimbursement from executive officers if the Company’s financial statements or approved financial measures are subject to restatement due to error or misconduct, to the extent permitted by law.

The 2010 annual incentive opportunities for the executive offices named in the Company’s proxy statement for its 2010 annual meeting (the “named executive officers”) under the AIP are based solely on achievement of an SHC EBITDA performance goal. For fiscal 2010, SHC EBITDA threshold, target and maximum goals have been established in writing and approved. The threshold level of performance is 80% of SHC EBITDA. A threshold level of performance will generate a payout at 60% of the annual incentive opportunity and a target level of performance will generate a payout at 100% of the annual incentive opportunity. If the maximum SHC EBITDA performance level is achieved, for each 1% SHC EBITDA exceeds the target performance measure, the named executive officer will receive a 2% increase in his award. The Compensation Committee approved the following target award percentages (which is a percentage of base salary) under the AIP for the named executive officers for fiscal 2010:

Name and Title	Target Award Percentage
W. Bruce Johnson Interim Chief Executive Officer and President	100%
Michael D. Collins Sr. Vice President and Chief Financial Officer	90%
Scott J. Freidheim Exec. Vice President, Operating and Support Businesses	100%
John D. Goodman Exec. Vice President, Apparel and Home	100%

The Compensation Committee will administer the AIP for executive officers.

2010 LTIP

The 2010 LTIP provides the opportunity for salaried employees who hold a position of divisional vice president or higher to receive a long-term incentive award equal to either a percentage of his her base salary or a dollar amount subject to the attainment of performance goals for a three-year period (fiscal years 2010-2012).

Awards under the 2010 LTIP represent the right to receive cash or, at the discretion of the Compensation Committee, shares of the Company’s common stock in lieu of cash or a combination of cash and shares upon the achievement of certain performance goals. The issuance of common stock under the 2010 LTIP is contingent on the availability of shares of stock under a shareholder approved plan of the Company providing for the issuance of shares in satisfaction of 2010 LTIP awards.

The 2010 LTIP includes four different performance plans. The Compensation Committee has determined the level of financial performance for each performance plan, the performance plan to apply to each business, and which performance plan applies to each named executive officer.

The performance plans under the 2010 LTIP that cover named executive officers include an LTIP EBITDA Plan and Apparel and Home Business Units Plan. LTIP EBITDA generally means earnings of the Company and its subsidiaries (other than Sears Canada) before interest, taxes, depreciation and amortization for the performance period computed as operating income for the applicable reporting period, less depreciation and amortization and gains/(losses) on sales of assets. In addition, LTIP EBITDA is adjusted to exclude significant litigation or claim judgments or settlements (defined as matters which are $1 million or more) including the costs related thereto; the effect of purchase accounting and changes in accounting methods; gains, losses and costs associated with acquisitions, divestitures and store closures; integration costs that are disclosed as merger related; and restructuring activities for the relevant three-year period. BOP is defined under the 2010 LTIP as earnings before interest, taxes, and depreciation for each business unit as reported on the Company’s domestic internal operating statements, and generally consists of merchandise gross profit, vendor allowances/subsidy included in margin, return-to-vendor mark-outs, allocated zero percent (0%) finance promotion costs, product quality costs, inventory shrink, margin on service revenue, and business-specific expenses such as marketing, rent, logistics, information technology projects, store and payroll and other intra-company expenses. Apparel and Home Business Units Plan is based on BOP for the apparel and home business units.

The 2010 LTIP also provides that the Company will seek reimbursement from executive officers if the Company’s financial statements or approved financial measures are subject to restatement due to error or misconduct, to the extent permitted by law.

For the named executive officers other than Mr. Goodman achievement of the LTIP EBITDA performance goal accounted for 100% of the 2010 LTIP opportunity. For Mr. Goodman, achievement of the Apparel and Home Business Units BOP represents 100% of his 2010 LTIP opportunity. Threshold, target and maximum goals have been established for all performance measures under the 2010 LTIP.

•     LTIP EBITDA Plan. The threshold level of performance for the LTIP EBITDA performance goal is 70% of LTIP EBITDA. A threshold level of performance will generate a payout at 40% of the long-term incentive opportunity and a target level of performance will generate a payout at 100% of the long-term incentive opportunity. If the maximum LTIP EBITDA performance level is achieved, for each 1% LTIP EBITDA exceeds the target performance measure, the named executive officer will receive a 2% increase in his award.

•     Apparel and Home Business Units Plan. The threshold level of performance for the Apparel and Home Business Units BOP goal is 85% of the 2006 fiscal year performance level for the Apparel and Home Business Units. A threshold level of performance will generate a payout at 40% of the long-term incentive opportunity and a target level of performance will generate a payout at 100% of the long-term incentive opportunity. If the maximum Apparel and Home Business Units BOP performance level is achieved, for each 1% such BOP exceeds the target performance measure, the named executive officer Mr. Goodman will receive a 4% increase in his award with a maximum payout percentage of 150%.

The Compensation Committee approved the following target award percentages (which is a percentage of base salary) for the named executive officers (other than Mr. Goodman) under the 2010 LTIP:

Name and Title	2010 LTIP Award
W. Bruce Johnson Interim Chief Executive Officer and President	200%
Michael D. Collins Sr. Vice President and Chief Financial Officer	150%
Scott J. Freidheim Exec. Vice President, Operating and Support Businesses	150%
John D. Goodman Exec. Vice President, Apparel and Home	$4,000,000 (1)

(1) Under the terms of Mr. Goodman’s offer letter, his 2010 LTIP award is not based on a percentage of base salary.
The 2010 LTIP will be administered by the Compensation Committee for executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOLDINGS CORPORATION

By:	/s/ Michael D. Collins
Michael D. Collins
Senior Vice President and Chief Financial Officer

Date: April 30, 2010